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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-36809 of C3, Inc. of our report dated March 11, 1997, except for
Note 9, as to which the date is September 25, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Raleigh, North Carolina
November 5, 1997